UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2010

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Entergy Corporation held its annual meeting of shareholders on May 7, 2010 in Jackson Mississippi.  Set forth below are the matters that were submitted to our shareholders for a vote at the Annual Meeting and the voting results with respect to each matter:

1.	A proposal to elect twelve directors to serve until the next annual meeting. All nominees were elected as directors with the following vote:

Nominee	Voted For	Voted Against	Abstentions	Broker Non-Votes
Maureen S. Bateman	111,141,424	34,617,165	343,977	14,556,686
W. Frank Blount	141,120,024	4,699,496	283,046	14,556,686
Gary W. Edwards	113,390,942	32,393,792	317,832	14,556,686
Alexis M. Herman	112,230,254	33,553,938	318,374	14,556,686
Donald C. Hintz	144,582,378	1,252,240	267,948	14,556,686
J. Wayne Leonard	138,713,597	7,076,176	312,793	14,556,686
Stuart L. Levenick	144,601,917	1,169,648	331,001	14,556,686
Stewart C. Myers	144,552,088	1,218,916	331,562	14,556,686
James R. Nichols	143,688,263	2,122,538	291,765	14,556,686
William A. Percy, II	144,402,863	1,393,418	306,285	14,556,686
W.J. “Billy” Tauzin	112,970,439	32,748,135	383,992	14,556,686
Steven V. Wilkinson	144,653,267	1,118,599	330,700	14,556,686

2.	A proposal to ratify the selection of Deloitte & Touche as our independent registered public accountants for 2010.

Voted For	Voted Against	Abstentions
158,973,330	1,255,660	430,262

3.	A proposal to approve the Amended and Restated Entergy Corporation Executive Annual Incentive Plan.

Voted For	Voted Against	Abstentions
146,437,095	13,442,269	779,888

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Robert D. Sloan
Robert D. Sloan Executive Vice President, General Counsel and Secretary

Dated: May 11, 2010